Exhibit 10.1

SeCOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

of

CUSTOM TRUCK ONE SOURCE, INC.

Dated as of April 14, 2023

EXHIBITS AND SCHEDULES

Exhibit A Sponsor Earnout Shares

Exhibit B Registration Rights Joinder

Schedule 1 Management Holders

i

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of April 14, 2023, is entered into by and among (i) Custom Truck One Source, Inc., a Delaware corporation f/k/a Nesco Holdings, Inc. (the “Company”); (ii) NESCO Holdings, LP, a Delaware limited partnership (the “NESCO Holder”); (iii) Energy Capital Partners III, LP, a Delaware limited partnership, Energy Capital Partners III-A, LP, a Delaware limited partnership, Energy Capital Partners III-B, LP, a Delaware limited partnership, Energy Capital Partners III-C, LP, a Delaware limited partnership, Energy Capital Partners III-D, LP, a Delaware limited partnership, and Energy Capital Partners III (NESCO Co-Invest), LP, a Delaware limited partnership (collectively, together with the NESCO Holder, “ECP”); (iv) Capitol Acquisition Management IV LLC, a Delaware limited liability company, Capitol Acquisition Founder IV LLC, a Delaware limited liability company, and the other Persons included on the signature pages to the A&R Stockholders’ Agreement (as defined below) as “Sponsors” (collectively, the “Sponsors”); (v) PE One Source Holdings, LLC, a Delaware limited liability company (“Platinum”); and (vi) the stockholders whose names are set forth on Schedule 1 (each a “Management Holder” and collectively the “Management Holders”). Each of the Company, the NESCO Holder, ECP, the Sponsors, Platinum and the Management Holders may be referred to herein as a “Party” and collectively as the “Parties.” Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in Section 5.16.

RECITALS

WHEREAS, in connection with the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 7, 2019, among the Company, the NESCO Holder and the other parties thereto (as amended or modified, the “Merger Agreement”), the NESCO Holder, ECP, the Sponsors and certain other parties entered into (x) that certain Stockholders’ Agreement with respect to the Company, dated July 31, 2019 and (y) that certain Registration Rights Agreement, dated July 31, 2019 (the “Prior Agreements”);

WHEREAS, in connection with Platinum’s purchase of common stock of the Company, par value $0.0001 per share (the “Common Stock”), to facilitate the acquisition by the Company of Custom Truck One Source, L.P. (“CTOS”), which acquisition closed on April 1, 2021 (the “Closing Date”), the Company and certain of its stockholders entered into that certain Amended and Restated Stockholders’ Agreement with respect to the Company, dated April 1, 2021 (the “A&R Stockholders’ Agreement”), to amend and restate the Prior Agreements; and

WHEREAS, certain parties to the A&R Stockholders’ Agreement desire to amend and restate the A&R Stockholders’ Agreement by entering into this Agreement, and the other Parties desire to enter into this Agreement, in each case, to govern certain of their rights, duties and obligations with respect to their ownership of Common Stock and the other matters set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
CORPORATE GOVERNANCE

Section 1.1 Board of Directors Composition.

(a) [Intentionally omitted.]

(b) The following Parties shall have the right to nominate the following Directors (each, a “Nominee”):

(i) For so long as Platinum (together with its Affiliates) meets the Platinum Director Nomination Threshold, Platinum shall have the option and right (but not the obligation) to designate, in the aggregate (and less the number of Platinum Directors who are not up for election) (y) four (4) Directors, each of whom shall be nominated by the Company and have the number of Votes as determined in accordance with Article Fifth of the Charter; plus (z) three (3) Directors who shall be nominated by the Company and the minimum number of whom shall qualify as “independent” solely to the extent necessary to comply with the listing standards of the Approved Stock Exchange. For so long as Platinum (together with its Affiliates) meets the Platinum Ownership Threshold but not the Platinum Director Nomination Threshold, Platinum shall have the option and right (but not the obligation) to designate any number of Directors described in the immediately preceding sentence, having the number of Votes as determined in accordance with Article Fifth of the Charter, so long as the total number of Votes of all such designees does not exceed total number of Votes constituting a majority of all Votes of all Directors minus one (1). For so long as Platinum does not meet the Platinum Ownership Threshold but (together with its Affiliates) Beneficially Owns a number of shares of Common Stock (i) equal to or greater than four and one half percent (4.5%) of the total number of shares of Common Stock issued and outstanding (on a Non-Fully Diluted Basis), Platinum shall have the option and right (but not the obligation) to designate one (1) Director (less the number of Platinum Directors who are not up for election) who shall be nominated by the Company, and (ii)(A) equal to or greater than 15% of the total number of shares of Common Stock issued and outstanding and (B) greater than the number of shares of Common Stock owned by any other Person or group of Affiliated Persons (in each of cases (A) and (B) of this sentence, on a Non-Fully Diluted Basis), Platinum shall have the right to designate the Chairperson from among the Directors.

(ii) For so long as Platinum (together with its Affiliates) meets the Platinum Ownership Threshold, in addition to the Directors it designated and the Company nominated pursuant to the second sentence of Section 1.1(b)(i), Platinum shall have the right to designate up to two (2) additional Directors, each of whom shall be nominated by the Company. If Platinum designates one (1) or two (2) additional Directors pursuant to the provisions of this Section 1.1(b)(ii), (i) each Director designated and nominated pursuant to this Section 1.1(b)(ii) and the second sentence of Section 1.1(b)(i)shall have a number of Votes as determined in accordance with Article Fifth of the Charter and (ii) the Company shall take all necessary and desirable actions such that the size of the Board shall be expanded solely to accommodate the Directors designated and nominated pursuant to this Section 1.1(b)(ii) and to appoint such Director to a directorship class of Platinum’s choice.

(iii) Notwithstanding anything to the contrary contained in this Agreement, if and so long as Platinum (together with its Affiliates) meets the Platinum Director Nomination Threshold and subject to, in addition to and without limiting any and all nomination rights of Platinum and appearance, voting and consent commitments contained in this Agreement, including without limitation as set forth in Section 1.1(d), nothing in this Agreement or the Bylaws shall be deemed to limit (A) the right of Platinum to nominate additional Directors for election to the Board through any and all means not in violation of the Bylaws and to solicit stockholders outside of the Company’s proxy statement applicable to such election, nor (B) the right or ability of the Company to include such additional nominees as the Company’s nominees in its proxy statement applicable to such election and otherwise solicit stockholders to vote in favor of such additional nominees of Platinum, including taking all actions in support thereof; provided however that Platinum shall not nominate any such additional Director pursuant to clause (A) above where such nomination or Platinum’s solicitation in connection therewith would be intended or solicited to fill any position on the Board that is reserved for a nomination pursuant to Section 1.1(b)(iv) or (v) hereof.

(iv) For so long as ECP (together with their respective Affiliates) Beneficially Own, in the aggregate, a number of shares of Common Stock equal to or greater than four and one half percent (4.5%) of the total number of shares of Common Stock issued and outstanding (on a Non-Fully Diluted Basis), ECP shall have the right to nominate one (1) Director (if the ECP Director is up for election).

(v) For so long as Capitol (together with its Affiliates) Beneficially Owns a number of shares of Common Stock equal to 50% or more of the shares of Common Stock owned by Capitol and its Affiliates as of the Closing Date (which number of shares of Common Stock shall include, for the avoidance of doubt, any shares of Common Stock acquired on the date of this Agreement), Capitol shall have the right (A) to nominate either Mark Ein or Dyson Dryden as a Director (if the Capitol Director is up for election) and (B) to have Dyson Dryden (if Capitol nominated Mark Ein as a Director pursuant to clause (A) of this sentence) or Mark Ein (if Capitol nominated Dyson Dryden as a Director pursuant to clause (A) of this sentence) as a non-voting observer to the Board and the Company shall furnish to such observer at the same time provided to the Directors (x) notices of all Board meetings, (y) copies of the materials with respect to all meetings of the Board (or any committees thereof) or otherwise provided to the Directors, and (z) copies of any action by written consent by the Board and copies of such consent promptly after it shall have been signed by the Directors; provided, however, that the Company may redact from the information furnished under clauses (x) through (z) of this sentence any information the Company is prohibited from providing under applicable Law or that the Company reasonably determines may not be provided to protect attorney-client privilege.

In addition, the Parties agree that the Company’s Chief Executive Officer shall be nominated as a Director. The Parties agree and acknowledge that the percentages referenced above are measures that are used solely for purposes of this Agreement and are not intended to establish or be equal to any ownership percentage calculated and reported under Regulation 13D-G promulgated by the SEC or under any other provision of federal or state securities Laws.

(c) The Company shall (i) include each of the Nominees up for election in its proxy statement and proxy card as director nominees of the Board, not include any nominee in replacement of a Nominee without the prior written consent of the Stockholder that designated such Nominee, which consent may be withheld for any reason, (ii) recommend the election of the Nominees up for election to the stockholders of the Company and (iii) solicit proxies in favor of the election of the Nominees up for election (the foregoing clauses (i) through (iii), the “Election Support Efforts”); provided, however, if any Election Support Efforts are not permitted by the applicable rules and regulations of the Approved Stock Exchange or applicable Law, then the Company shall comply with its obligation under this Agreement to the fullest extent so permitted by the applicable rules and regulations of the Approved Stock Exchange or applicable Law; and provided, further, that nothing in this Agreement or the Company’s Bylaws shall be deemed to limit the right or ability of the Company to nominate as the Company’s nominees (rather than as Platinum’s Nominees) any Platinum Nominees.

(d) Each Stockholder shall, or shall cause its representatives to, appear in person or by proxy at each annual or special meeting of stockholders of the Company at which Directors are to be elected and vote, or act by written consent with respect to, all Voting Securities beneficially owned by it, to cause the Nominees of the other Stockholders to be elected to the Board, whether such Nominees have been nominated by the Board pursuant to Section 1.1(b) or by the relevant Stockholder in accordance with the Bylaws. No Stockholder shall take any action that would reasonably be likely to prevent the election of another Stockholder’s Nominee. Upon the written request of a Stockholder, each other Stockholder shall vote, or act by written consent with respect to, all Voting Securities beneficially owned by it, and otherwise take or cause to be taken all actions within its control necessary, to remove any Director designated by such requesting Stockholder and to elect any replacement Director designated as provided in this Section 1.1. Except as set forth in the immediately preceding sentence, neither the Company nor any Stockholder shall take any action to cause the removal of any Directors designated by another Stockholder in accordance with this Section 1.1.

(e) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director nominated pursuant to this Section 1.1, the remaining Directors and the Company shall, to the extent the applicable Stockholder is entitled to nominate a Director for such position pursuant to Section 1.1(b), to the fullest extent permitted by applicable Law, cause the vacancy created thereby to be filled by a new nominee of the Stockholder that designated such Director as soon as possible, and the Company and the Stockholders hereby agree to take, to the fullest extent permitted by applicable Law, at any time and from time to time, all actions necessary to accomplish the same, it being understood that any such successor designee shall serve the remainder of the term of the Director whom such designee replaces.

(f) If a Nominee is not elected because of such Nominee’s death, disability, retirement, withdrawal as a nominee or for any other reason, the Stockholder that nominated such Nominee in accordance with this Section 1.1 shall, to the extent the applicable Stockholder is entitled to nominate a Director for such position pursuant to Section 1.1(b), be entitled to designate promptly another Nominee and each other Stockholder and the Company shall take all necessary and desirable actions within its control such that the Director position for which such Nominee was nominated shall not be filled pending such designation or the size of the Board shall be increased by one (1) and such vacancy shall be filled with such successor Nominee within ten (10) days of such designation. Notwithstanding anything to the contrary, the Director position for which such Nominee was nominated shall not be filled pending such designation and appointment, unless the Stockholder that nominated such Nominee in accordance with this Section 1.1 fails to designate such Nominee for more than 30 days, after which the Company may appoint an interim successor nominee who may serve as a Director if duly elected or appointed until the Stockholder that nominated such Nominee in accordance with this Section 1.1 makes such designation. No Stockholder shall be obligated to designate all (or any) of the Directors it is entitled to designate pursuant to this Agreement but the failure to do so shall not constitute a waiver of its rights hereunder.

(g) In the event that Platinum has nominated less than the total number of Nominees that Platinum would be entitled to nominate pursuant to this Section 1.1, or in the event that Platinum decides to nominate one (1) or two (2) additional Nominees in accordance with Section 1.1(b)(ii), then Platinum shall have the right, at any time, to nominate such additional Nominee(s) to which it would be entitled, in which case the Company, the Directors and the other Stockholders shall take all necessary corporate action within their respective control, to the fullest extent permitted by applicable Law and the rules and regulations of the Approved Stock Exchange, to (x) enable Platinum to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board or otherwise, and (y) designate such additional individuals nominated by Platinum to fill such newly created vacancies or to fill any other existing vacancies.

(h) In the event that a Stockholder shall cease to have the right to designate a Director pursuant to this Section 1.1, the Nominee of such Stockholder shall (i) at the request of a majority of the Directors then in office or the Chairperson, resign immediately or such Stockholder shall take all action necessary to remove such Nominee or (ii) if no such request is made, continue to serve until his or her term expires at the next annual meeting of stockholders of the Company. In the event such Nominee resigns or is removed at the request of a majority of the Directors then in office or the Chairperson, the Directors remaining in office shall be entitled to decrease the size of the Board to eliminate such vacancy and no consent under Section 1.7 shall be required in connection with such decrease. The Company shall, and the Stockholders agree to take all action necessary to, remove from the Board any Director that has not been nominated by a Stockholder pursuant to the provisions of this Section 1.1.

(i) The rights of the Stockholders pursuant to this Section 1.1 are personal to the Stockholders and shall not be exercised by any Transferee other than a Permitted Transferee.

(j) Director Expenses; Insurance.

(i) The Company shall pay the reasonable, documented out-of-pocket expenses incurred by each Director in connection with his or her services provided to or on behalf of the Company, including attending meetings (including committee meetings) or events attended on behalf of the Company at the Company’s request.

(ii) The Company shall (A) purchase directors’ and officers’ liability insurance in an amount and pursuant to terms determined by the Board to be reasonable and customary and (B) for so long as a Director nominated pursuant to the terms of this Agreement serves as a Director, maintain such coverage with respect to such Director; provided, however, that upon removal or resignation of such Director for any reason, the Company shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six (6) years from any such event in respect of any act or omission occurring at or prior to such event.

Section 1.2 Committees; Subsidiary Boards.

(a) Subject to Section 1.2(b) and Section 1.2(c), each of Platinum and Capitol, while it has the right to designate at least one (1) Director to the Board and so designated a Director, shall have the right, but not the obligation, to designate such Director as a member to either the Compensation Committee or the Audit Committee and ECP, while it has the right to designate at least one (1) Director to the Board and so designated a Director, shall have the right, but not the obligation, to designate such Director as a member to the Compensation Committee; provided, however, that Platinum, while it meets the Platinum Ownership Threshold, shall in addition have the right, but not the obligation, to designate the majority of the members of all committees of the Board (subject to Section 1.2(c)).

(b) While Platinum meets the Platinum Ownership Threshold, Platinum shall notify ECP upon the Board’s formation of any committee in addition to the Audit Committee and the Compensation Committee from time to time. If ECP upon such notification promptly notifies Platinum of its desire to have the Board appoint its Director designated in accordance with Section 1.1(b) as a member of such additional committee, Platinum shall cause the Platinum Directors to consider in good faith such request; provided, however, that if such additional committee is a special committee of the Board, the ECP Director and the Capitol Director shall each have the right to be a member of such committee, in each case, if such Person qualifies as independent with respect to the matters for which such committee is formed.

(c) The right of any Director to serve on a committee shall be subject to applicable Law and the Company’s obligation, if any, to comply with any applicable rules of any Approved Stock Exchange.

(d) The Nominees of a Stockholder shall have the right to representation on the board of directors or other similar governing body (or any committee thereof in the case of the Nominees of Platinum) of any Subsidiary of the Company in proportion to their representation on the Board; provided, however, that the Nominee of a Stockholder other than Platinum shall have such right to representation only if and to the extent a Nominee by Platinum is serving on any such board of directors or other similar governing body.

Section 1.3 Operating Council.

(a) Immediately following the execution of this Agreement, the Company shall take all action necessary to form an operating council (the “Operating Council”). The Operating Council shall be responsible for (i) the day-to-day oversight of the Company’s and its Subsidiaries’ business (but cannot make decisions which would require Board approval), (ii) making recommendations to the Board for Board action and (iii) recommending the agenda for every Board meeting. The Company may not dissolve the Operating Council while Platinum meets the Platinum Ownership Threshold without Platinum’s prior written consent.

(b) While Platinum meets the Platinum Ownership Threshold, it shall have the right to nominate all of the members of the Operating Council, which members may be Directors, officers or employees of the Company or any other Persons selected by Platinum; provided, however, that such members shall include the Chairperson, the Chief Executive Officer and the Chief Financial Officer of the Company. While any of Capitol and ECP has the right to designate one (1) Director to the Board and has so designated a Director, it may designate an observer to the Operating Council and the Operating Council shall furnish to such observer at the same time provided to the Operating Council (i) notices of all meetings of the Operating Council, and (ii) copies of the materials with respect to all meetings of the Operating Council.

(c) The Operating Council shall meet monthly in person or by teleconference. The Operating Council shall submit to the Board the report used as an agenda for such meeting.

Section 1.4 Board Quorum and Action by Written Consent. While Platinum has the right to nominate at least one (1) Director to the Board, a quorum of the Board shall require the presence of at least the majority of the Platinum Directors, provided, however, that if a Board meeting is rescheduled twice (no such Board meeting may be rescheduled within any twenty four (24) hour period) because the majority of the Platinum Directors is not present at each such Board meeting, the presence of the majority of the Platinum Directors shall no longer be required to establish a quorum. Any action to be taken by the Board by written consent shall require the signature of at least the majority of the Platinum Directors.

Section 1.5 Special Meetings of the Board. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson, the Chief Executive Officer or any two (2) Directors.

Section 1.6 Actions Requiring Disinterested Director Approval. At any time after the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, enter into any transaction with, or involving, any Affiliate of a Stockholder, other than (a) customary indemnification agreements with Directors and officers of the Company or any Subsidiary of the Company, (b) transactions permitted by Section 1.7(g) and other customary compensation arrangements with employees of the Company or any of its Subsidiaries and (c) any transaction or series of related transactions in the ordinary course of business and on arms-length third-party terms and not involving amounts in excess of $5,000,000 per annum, in each of cases (a), (b) and (c) of this sentence, without the prior approval of the majority of the Directors not nominated by such Stockholder and that are otherwise disinterested in such transaction.

Section 1.7 Actions Requiring Platinum Approval. At any time after the Effective Time that Platinum meets the Platinum Ownership Threshold, the Company shall not, and shall cause its Subsidiaries not to, take, cause to occur or permit to occur, as applicable, or agree to take, cause to occur or permit to occur, as applicable, directly or indirectly, any of the following actions without the prior written approval of Platinum in its capacity as a stockholder of the Company:

(a) enter into or effect a Change in Control;

(b) consummate any acquisition, whether by purchase, contribution, merger, consolidation or otherwise, of any property, assets or Equity Interests for consideration in excess of $50,000,000, in a single transaction or series of related transactions;

(c) consummate any disposition, whether by sale, contribution, merger, consolidation or otherwise, of any property, assets or Equity Interests for consideration in excess of $50,000,000, in a single transaction or series of related transactions;

(d) enter into any joint venture or similar business alliance having a fair market value as of the date of formation thereof in excess of $50,000,000;

(e) initiate a voluntary liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding involving the Company or any Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Exchange Act;

(f) make any material change in the nature of the business of the Company and its Subsidiaries, taken as a whole;

(g) repurchase, redeem, acquire or otherwise purchase any Equity Interests of the Company or any Subsidiary of the Company other than (i) in the open market pursuant to a share repurchase plan, (ii) in accordance with any existing compensation plan of the Company or any Subsidiary of the Company or (iii) from an employee in connection with such employee’s termination of employment with the Company or any Subsidiary of the Company, in each of cases (i), (ii) and (iii), that was approved by the Board;

(h) declare dividends on, or reclassify Equity Interests or securities convertible into Equity Interests other than with respect to dividends paid by, or a reclassification of Equity Interests or securities convertible into Equity Interests of, a wholly owned Subsidiary of the Company;

(i) create, incur or assume any indebtedness for borrowed money in excess of $50,000,000 other than borrowings and other extensions of credit under a contract, agreement or similar arrangement (including the asset based lending facility and the existing floor plan financing facilities) in effect as of the Closing Date (without giving effect to any amendment or modification after the Closing Date, unless such amendment or modification is approved by Platinum) or is approved by Platinum after the Closing Date;

(j) other than in the ordinary course of business consistent with past practice, guarantee any indebtedness of, or grant a security interest to, any Person other than the Company and its wholly-owned Subsidiaries;

(k) hire, remove or replace the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company;

(l) amend the charter, bylaws or similar organizational documents of the Company or any of its Subsidiaries;

(m) designate any class of Equity Interests;

(n) issue Equity Interests of the Company or its Subsidiaries other than issuances (i) to the Company or wholly owned Subsidiaries thereof, (ii) to directors, officers or employees of the Company or any Subsidiary of the Company pursuant to a management incentive equity plan approved by the Board or (iii) upon exercise of existing outstanding Equity Interests;

(o) establish or change any employee incentive plan of the Company or any Subsidiary of the Company;

(p) change the accounting policies of the Company or any Subsidiary of the Company other than as required in accordance with United States generally accepted accounting principles, consistently applied, or make any material tax election;

(q) hire, terminate or replace the principal outside counsel or auditor of the Company or any of its Subsidiaries; or

(r) enter into any contract not specifically listed in this Section 1.7 involving aggregate payments to or by the Company and its Subsidiaries in excess of $50,000,000 per annum.

Section 1.8 Controlled Company.

(a) The Stockholders acknowledge and agree that by virtue of the voting power of Common Stock held by Platinum and its Affiliates representing more than 50% of the total voting power of the Common Stock outstanding as of the Effective Time, the Company qualifies as a “controlled company” within the rules of the Approved Stock Exchange as of the date hereof.

(b) So long as the Company qualifies as a “controlled company” for purposes of the rules of the Approved Stock Exchange, at Platinum’s request, (x) the Company will elect to be a “controlled company” for purposes of the rules of the Approved Stock Exchange, (y) will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination and (z) file all election notices and other documentation with the Approved Stock Exchange necessary to elect to qualify for the exemptions to any requirements under the rules of the Approved Stock Exchange that do not apply to such “controlled company.”

Section 1.9 Special Meetings of Stockholders. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board or, while Platinum has the right to designate one (1) or more Directors to the Board, by the Board at the request of Platinum, but such special meetings may not be called by any other Person. No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. The Company may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board, other than meetings called at the request of Platinum in accordance with the first sentence of this Section 1.9.

Section 1.10   Stockholder Action by Written Consent. No action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders except if at the time such consent would otherwise become effective, Platinum Beneficially Owns a number of shares of Common Stock equal to or greater than 50% of the total number of shares of Common Stock issued and outstanding.

Section 1.11   Stock Exchange Listing. The Company will cause the Company’s shares of Common Stock to be listed on an Approved Stock Exchange.

ARTICLE II
EARNOUT SHARES

Section 2.1 Sponsor Earnout Shares.

(a) Other than in accordance with Section 2.1(g), subject to Section 2.1(c) and Section 2.1(d), no Sponsor may Transfer any of its Sponsor Earnout Shares prior to the third anniversary of the Merger Effective Time. From and after the third anniversary of the Merger Effective Time, the Sponsor Earnout Shares may be Transferred, subject to Section 2.1(h).

(b) Subject to Section 2.1(c) and Section 2.1(d), on (i) the fifth anniversary of the Merger Effective Time, the Minimum Target Sponsor Earnout Shares and the Second Target Sponsor Earnout Shares shall be automatically forfeited by the holders thereof to the Company for no consideration with no further action required of any Person and (ii) on the seventh anniversary of the Merger Effective Time, the Maximum Target Sponsor Earnout Shares shall be forfeited by the holders thereof to the Company for no consideration with no further action required of any Person.

(c) The restrictions and forfeiture provisions set forth in this Section 2.1, including, for avoidance of doubt, Section 2.1(b), shall cease to apply to (i) such Sponsor’s Minimum Target Sponsor Earnout Shares upon the first day after the Common Stock Price equals or exceeds $13.00 per share, as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like (the “Minimum Target”), for any period of 20 trading days out of 30 consecutive trading days, (ii) such Sponsor’s Second Target Sponsor Earnout Shares upon the first day after the Common Stock Price equals or exceeds $16.00 per share, as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like (the “Second Target”), for any period of 20 trading days out of 30 consecutive trading days and (iii) such Sponsor’s Maximum Target Sponsor Earnout Shares upon the first day after the Common Stock Price equals or exceeds $19.00 per share, as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like (the “Maximum Target”), for any period of 20 trading days out of 30 consecutive trading days.

(d) The restrictions and forfeiture provisions set forth in this Section 2.1, including, for avoidance of doubt, Section 2.1(b), shall cease to apply to (i) such Sponsor’s Minimum Target Sponsor Earnout Shares immediately prior to a Change in Control if the Change in Control Consideration paid or payable to the stockholders of the Company in connection with such Change in Control is equal to or greater than the Minimum Target but less than the Second Target, unless the Minimum Target had previously been satisfied pursuant to Section 2.1(c), (ii) such Sponsor’s Minimum Target Sponsor Earnout Shares and Second Target Sponsor Earnout Shares immediately prior to a Change in Control if the Change in Control Consideration paid or payable to the stockholders of the Company in connection with such Change in Control is equal to or greater than the Second Target but less than the Maximum Target, unless the Second Target had previously been satisfied pursuant to Section 2.1(c), and (iii) such Sponsor’s Minimum Target Sponsor Earnout Shares, Second Target Sponsor Earnout Shares and Maximum Target Sponsor Earnout Shares immediately prior to a Change in Control if the Change in Control Consideration paid or payable to the stockholders of the Company in connection with such Change in Control is equal to or greater than the Maximum Target, unless the Maximum Target had previously been satisfied pursuant to Section 2.1(c).

(e) The Sponsors and the Company acknowledge and agree that:

(i) the Sponsor Earnout Shares shall participate in any dividends or other distributions with respect to Common Stock prior to the date such Sponsor Earnout Shares become Transferable in accordance herewith and thereafter;

(ii) the Sponsor Earnout Shares shall have all voting rights, and the Sponsors shall be entitled to vote on any matter as a holder of Sponsor Earnout Shares, prior to the date such Sponsor Earnout Shares become freely Transferable in accordance herewith and thereafter;

(iii) notwithstanding anything to the contrary herein, the Sponsor Earnout Shares shall remain subject to the restrictions on Transfer under applicable securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder; and

(iv) each certificate evidencing any Sponsor Earnout Shares and each certificate issued in exchange for or upon the Transfer of any Sponsor Earnout Shares (unless such Sponsor Earnout Shares are no longer subject to the restrictions on Transfer and forfeiture provisions set forth in this Section 2.1) has been stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN AN AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, DATED AS OF APRIL 1, 2021, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS, AS AMENDED. A COPY OF SUCH STOCKHOLDERS’ AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint such legend on certificates evidencing the Sponsor Earnout Shares. The legend set forth above shall be removed from the certificates evidencing any Sponsor Earnout Shares that are no longer subject to the restrictions on Transfer and forfeiture provisions set forth in this Section 2.1.

(f) Any purported Transfer of Sponsor Earnout Shares in violation of this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose.

(g) Notwithstanding anything to the contrary in this Section 2.1, Transfers of Sponsor Earnout Shares are permitted (i) to Permitted Transferees who shall (A) be subject to the restrictions in this Section 2.1 as if they were the original holders of such Sponsor Earnout Shares and (B) promptly Transfer such Sponsor Earnout Shares back to the applicable Sponsor if they cease to be a Permitted Transferee for any reason prior to the date such Sponsor Earnout Shares become freely Transferable in accordance herewith; (ii) in the case of an individual, by a gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an Affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of Laws of descent and distribution upon death of the individual; or (iv) in the case of an individual, pursuant to a qualified domestic relations order; provided, however, that these Transferees must become a party to this Agreement by executing and delivering such documents as may be necessary to make such Transferee a party hereto.

(h) Notwithstanding anything to the contrary in this Section 2.1, for so long as the applicable Sponsor Earnout Shares are subject to the forfeiture provisions set forth in this Section 2.1, prior to any Transfer of any Sponsor Earnout Shares, the Transferee of such Sponsor Earnout Shares shall agree in a duly and validly executed writing for the benefit of the Company that such Sponsor Earnout Shares remain subject to the forfeiture provisions set forth in this Section 2.1.

Section 2.2 NESCO Holder Earnout Shares.

(a) Subject to Section 2.2(b) and Section 2.2(c), on (i) the fifth anniversary of the Merger Effective Time, the Minimum Target NESCO Holder Earnout Shares and the Second Target NESCO Holder Earnout Shares shall be automatically forfeited by the holders thereof to the Company for no consideration with no further action required of any Person and (ii) on the seventh anniversary of the Merger Effective Time, the Maximum Target NESCO Holder Earnout Shares shall be forfeited by the holders thereof to the Company for no consideration with no further action required of any Person. For avoidance of doubt, to the extent that Earnout Shares (used herein as defined in the Merger Agreement) are issued pursuant to satisfaction of Section 2.06(a)(i) - (iii) of the Merger Agreement or Section 2.06(b)(i) - (iii) of the Merger Agreement, such Earnout Shares shall not be subject to the forfeiture provisions set forth in this Section 2.2.

(b) The forfeiture provisions set forth in this Section 2.2 shall cease to apply to (i) the Minimum Target NESCO Holder Earnout Shares upon the first day after the Common Stock Price equals or exceeds the Minimum Target for any period of 20 trading days out of 30 consecutive trading days, (ii) the Second Target NESCO Holder Earnout Shares upon the first day after the Common Stock Price equals or exceeds the Second Target for any period of 20 trading days out of 30 consecutive trading days and (iii) the Maximum Target NESCO Holder Earnout Shares upon the first day after the Common Stock Price equals or exceeds the Maximum Target for any period of 20 trading days out of 30 consecutive trading days.

(c) The forfeiture provisions set forth in this Section 2.2 shall cease to apply to (i) the Minimum Target NESCO Holder Earnout Shares immediately prior to a Change in Control if the Change in Control Consideration paid or payable to the stockholders of the Company in connection with such Change in Control is equal to or greater than the Minimum Target but less than the Second Target, unless the Minimum Target had previously been satisfied pursuant to Section 2.2(b), (ii) the Minimum Target NESCO Holder Earnout Shares and Second Target NESCO Holder Earnout Shares immediately prior to a Change in Control if the Change in Control Consideration paid or payable to the stockholders of the Company in connection with such Change in Control is equal to or greater than the Second Target but less than the Maximum Target, unless the Second Target had previously been satisfied pursuant to Section 2.2(b), and (iii) the Minimum Target NESCO Holder Earnout Shares, Second Target NESCO Holder Earnout Shares and Maximum Target NESCO Holder Earnout Shares immediately prior to a Change in Control if the Change in Control Consideration paid or payable to the stockholders of the Company in connection with such Change in Control is equal to or greater than the Maximum Target, unless the Maximum Target had previously been satisfied pursuant to Section 2.2(b).

(d) The NESCO Holder and the Company acknowledge and agree that:

(i) notwithstanding anything to the contrary herein, the NESCO Holder Earnout Shares shall remain subject to the restrictions on Transfer under applicable securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder; and

(ii) each certificate evidencing any NESCO Holder Earnout Shares and each certificate issued in exchange for or upon the Transfer of any NESCO Holder Earnout Shares (unless such NESCO Holder Earnout Shares are no longer subject to the forfeiture provisions set forth in this Section 2.2) has been stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AND OTHER PROVISIONS SET FORTH IN AN AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, DATED AS OF APRIL 1, 2021, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS, AS AMENDED. A COPY OF SUCH STOCKHOLDERS’ AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint such legend on certificates evidencing the NESCO Holder Earnout Shares. The legend set forth above shall be removed from the certificates evidencing any NESCO Holder Earnout Shares that are no longer subject to the forfeiture provisions set forth in this Section 2.2.

(e) Notwithstanding anything to the contrary in this Section 2.2, for so long as the applicable NESCO Holder Earnout Shares are subject to the forfeiture provisions set forth in this Section 2.2, prior to any Transfer of any NESCO Holder Earnout Shares, the Transferee of such NESCO Holder Earnout Shares shall agree in a duly and validly executed writing for the benefit of the Company that such NESCO Holder Earnout Shares remain subject to the forfeiture provisions set forth in this Section 2.2. Any purported Transfer of NESCO Holder Earnout Shares in violation of this Section 2.2 shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose.

ARTICLE III
OTHER TRANSFER RESTRICTIONS, DRAG-ALONG

Section 3.1 Restrictions on Transfer of Common Stock.

(a) Notwithstanding anything to the contrary in ARTICLE IV, during the period commencing on the Closing Date and ending on the date that is eighteen (18) months following the date of this Agreement (the “Lockup Period” ), Platinum shall not Transfer any shares of Common Stock Beneficially Owned or otherwise held by it other than (i) in accordance with Section 3.1(f), (ii) upon approval by ECP (while it owns 5% or more of the Common Stock on a fully diluted basis (calculated using the treasury stock method), and in such capacity a “Qualifying Stockholder”), (iii) in a Transfer that is part of a transaction unanimously approved by the Board or (iv) subject to Section 3.1(b), in a Transfer in which the consideration paid or payable for such shares of Common Stock equals or exceeds $8 per share as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like (the “Trigger Price”).

(b) At least ten (10) Business Days prior to the anticipated closing date of a Transfer in accordance with Section 3.1(a)(iv) that is a registered underwritten public follow-on offering (a “Trigger Transfer” ), Platinum shall notify (the “Trigger Notice” ) each Qualifying Stockholder and Capitol. Each of the Qualifying Stockholders and Capitol and their respective Affiliates that notifies Platinum within five (5) Business Days following its receipt of the Trigger Notice of its desire to participate in such Trigger Transfer (a “Participating Stockholder” ) shall have the right to participate in such Trigger Transfer in accordance with the provisions set forth in Section 3.1(c) and Section 3.1(d), as applicable.

(c) With respect to the first $200,000,000 in total proceeds raised in Trigger Transfers during the Lockup Period, each Participating Stockholder (other than Capitol) shall have the right to sell a number of shares of Common Stock equal to the lesser of (i) the number of shares of Common Stock that Platinum sells in such Trigger Transfer and (ii) the number of shares of Common Stock that such Participating Stockholder desires to sell in such Trigger Transfer; provided, however, that to the extent a Participating Stockholder (other than Capitol) desires to sell less than the number of shares of Common Stock that Platinum sells in such Trigger Transfer, Platinum and the other Participating Stockholders (other than Capitol) shall be entitled to each additionally sell an equal percentage of the amount of such deficit. Capitol shall have the right to participate in a Trigger Transfer contemplated by this Section 3.1(c) in which ECP is a Participating Stockholder with respect to a number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock ECP has a right to sell in such Trigger Transfer in accordance with the provisions of this paragraph (disregarding any reduction thereof in accordance with this sentence) times (y) a fraction, the denominator of which is the number of shares of Common Stock held by both ECP and Capitol and the numerator of which is the number of shares of Common Stock held by Capitol, and the number of shares of Common Stock that ECP has a right to sell in such Trigger Transfer shall be reduced by the number of shares of Common Stock that Capitol elects to sell pursuant to this sentence.

(d) With respect to total proceeds in excess of $200,000,000 raised in Trigger Transfers during the Lockup Period, each Participating Stockholder shall have the right to sell a number of shares of Common Stock equal to the lower of (i) the product of (A) the number of shares of Common Stock subject to such Trigger Transfer times (B) a fraction, the denominator of which is the number of shares of Common Stock held by Platinum and the Participating Stockholders and the numerator of which is the number of shares of Common Stock held by such Participating Stockholder and (ii) the number of Shares of Common Stock that such Participating Stockholder desires to sell.

(e) The Stockholders and the Company acknowledge and agree that:

(i) notwithstanding anything to the contrary herein, the shares of Common Stock and warrants to purchase shares of Common Stock, in each case, held by a Stockholder shall remain subject to the restrictions on Transfer under applicable securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder; and

(ii) each certificate evidencing any shares of Common Stock held by a Stockholder and each certificate issued in exchange for or upon the Transfer of any shares of Common Stock held by a Stockholder (unless such shares are no longer subject to the restrictions on Transfer set forth in this ARTICLE III) shall be stamped or otherwise imprinted with a legend in substantially the form set forth in Section 2.1(e)(iv). The Company shall imprint such legend on certificates evidencing the shares of Common Stock held by each Stockholder. The legend set forth above shall be removed from the certificates evidencing any shares of Common Stock held by a Stockholder that are no longer subject to the restrictions on Transfer set forth in this ARTICLE III.

(f) Notwithstanding anything to the contrary in this ARTICLE III, Transfers of shares of Common Stock and warrants to purchase shares of Common Stock are permitted (i) to Permitted Transferees who shall (A) be subject to the restrictions in this ARTICLE III as if they were the original holders of such shares or warrants and (B) promptly Transfer such shares or warrants back to the applicable Stockholder if they cease to be a Permitted Transferee for any reason prior to the date such shares or warrants become freely Transferable in accordance herewith; (ii) in the case of an individual, by a gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an Affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of Laws of descent and distribution upon death of the individual; or (iv) in the case of an individual, pursuant to a qualified domestic relations order; provided, however, that these Transferees must become a party to this Agreement by executing and delivering such documents as may be necessary to make such Transferee a party hereto.

Section 3.2 Certain Change in Control Transactions. During the Lockup Period, Platinum shall not vote its Common Stock in favor of any transaction that, if consummated, would result in a Change in Control or in which an Affiliate of Platinum participates, other than a transaction (a) unanimously approved by the Board, (b) consented to in writing by the Qualifying Stockholders, or (c) in which the Change in Control Consideration paid or payable to any of ECP, Capitol or the Management Holders (i) would consist of only cash or publicly-traded securities and (ii) would be equal to or in excess of the Trigger Price. From and after the date hereof, if Platinum or an Affiliate of Platinum proposes an acquisition of the Company, “take private” transaction or any similar transaction by Platinum or one or more of its Affiliates or Platinum does not receive the same form of consideration as the other stockholders of the Company in a Change in Control transaction, such transaction shall require, in addition to any other approvals required with respect thereto, approval by (A) a majority of the Directors not nominated by Platinum and that are otherwise disinterested in such transaction or a special committee of independent Directors and (B) while ECP owns 5% or more of the Common Stock on a fully diluted basis (calculated using the treasury stock method), a majority of the stockholders of the Company that are independent of Platinum and otherwise disinterested in such transaction.

Section 3.3 Drag-Along Rights.

(a) Subject to the provisions of Section 3.1 and Section 3.2 if, at any time while Platinum Beneficially Owns a number of shares of Common Stock equal to or greater than 50% of the total number of shares of Common Stock issued and outstanding (on a Non-Fully Diluted Basis), Platinum receives a bona fide offer from a third party to purchase or otherwise desires to Transfer shares of Common Stock to a third party on arm’s length terms (a “Sale Proposal”), including Common Stock owned by other Stockholders (the “Drag Shares”), and (i) such Sale Proposal, if consummated, would result in a Change in Control (taking into account all shares of Common Stock being “dragged”), (ii) such Sale Proposal does not involve the transfer of Drag Shares to Platinum or an Affiliate of Platinum and (iii) in such Sale Proposal, if consummated, Platinum would receive the same form of consideration as the other stockholders of the Company (a “Required Sale”), then Platinum may deliver a written notice (a “Required Sale Notice”) with respect to such Sale Proposal at least ten (10) Business Days prior to the anticipated closing date of such Required Sale to all other Stockholders requiring them to sell or otherwise Transfer their Common Stock to the proposed transferee in accordance with the provisions of this Section 3.3(a).

(b) The Required Sale Notice shall include the material terms and conditions of the Required Sale, including (i) the name and address of the proposed transferee, (ii) the proposed amount and form of consideration (and if any portion of the consideration is other than cash, any material information made available to Platinum with respect to such non-cash consideration that a Stockholder may reasonably request); provided, however, that the provision of such information (or, except with respect to (i) and (ii) of this sentence, lack thereof) shall not relieve any Stockholder of its obligation to sell or otherwise Transfer its Common Stock under this Section 3.3(b) and (iii) the proposed Transfer date, if known. Platinum shall deliver or cause to be delivered to each other Stockholder a copy of the final sale agreement for the Required Sale as soon as reasonably practicable after the same becomes available.

(c) Each Stockholder, upon receipt of a Required Sale Notice, shall be obligated to sell or otherwise Transfer, the same proportion of its Common Stock as is being Transferred by Platinum and to otherwise participate in the Required Sale contemplated by the Sale Proposal, to vote, if required by this Agreement or otherwise, its Common Stock in favor of the Required Sale at any meeting of the Company’s stockholders called to vote on or approve the Required Sale and/or to consent in writing to the Required Sale, to waive all dissenters’ or appraisal or similar rights, if any, in connection with the Required Sale and to take all actions as may be reasonably necessary to consummate the Required Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, with terms and conditions that are no worse to such Stockholder than the agreements being entered into and the certificates being delivered by Platinum relating to the Required Sale, and to agree (as to itself) to make to the proposed purchaser the same representations, warranties, covenants, indemnities and agreements as Platinum agrees to make in connection with the Required Sale, and to take or cause to be taken all other actions as may be reasonably necessary to consummate the Required Sale; provided, however, that unless otherwise agreed by any Stockholder, (w) a Stockholder shall not be required to make representations and warranties (but, subject to clause (z) below, shall be required to provide several but not joint indemnities with respect to breaches of representations, warranties and covenants made, and all other actions taken in connection therewith, by, or with respect to, the Company or its Subsidiaries) or provide indemnities as to any other Stockholder and a Stockholder shall not be required to make any representations and warranties about the business of the Company or its Subsidiaries, (x) no Stockholder shall be liable for the breach of any covenant by any other Stockholder, (y) no Stockholder shall be required to enter into any agreement not to compete (or other restrictive covenant) with the Company or any of its Subsidiaries in connection with the Required Sale, and (z) notwithstanding anything in this Section 3.3(c) to the contrary, any liability relating to representations and warranties and covenants (and related indemnities) and other indemnification, escrow or continuing obligations regarding the business of the Company or its Subsidiaries in connection with the Required Sale shall be shared by a Stockholder in proportion to the proceeds received by such Stockholder and in any event shall not exceed the proceeds received by such Stockholder in the Required Sale.

ARTICLE IV
REGISTRATION RIGHTS

Section 4.1 Demand Registrations.

(a) Requests for Registration. Subject to the terms and conditions of this Agreement and following the expiration of the period commencing on the date of this Agreement and ending on the three (3) month anniversary thereof (the “Registration Lockup Period” ), the holders of at least a majority of (i) the Platinum Registrable Securities, (ii)  the ECP Registrable Securities, or (iii) the Sponsor Registrable Securities (the holders listed in clauses (i) through (iii) of this sentence, the “Demand Holders”) may, in each case, request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), or on Form S-3 or any similar short-form registration (“Short-Form Registrations”) if available; provided, however, that each Demand Holder may only make six (6) such requests. All registrations requested pursuant to this Section 4.1(a) are referred to herein as “Demand Registrations.” Demand Registrations shall be underwritten offerings upon the request of a Demand Holder. The Demand Holders requesting a Demand Registration also may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and, if the Company is a WKSI at the time any request for a Demand Registration is submitted to the Company, that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution. Within ten (10) days after receipt of any such request, the Company shall give written notice of the Demand Registration to all other Holders and, subject to the terms of Section 4.1(e), shall include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the Company issues such notice. Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(b) Long-Form Registrations. The Company shall pay all Registration Expenses in connection with any Long-Form Registration. The aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $10,000,000. All Long-Form Registrations shall be underwritten registrations unless otherwise approved by the Demand Holders requesting registration.

(c) Short-Form Registrations. The Company shall pay all Registration Expenses in connection with any Short-Form Registration. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration.

(d) Shelf Registrations.

(i) In the event that a registration statement under the Securities Act for the Shelf Registration (a “Shelf Registration Statement”) is effective, the Demand Holders whose Registrable Securities are covered by such Shelf Registration Statement shall each have the right at any time or from time to time following the expiration of the Registration Lockup Period, to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such Shelf Registration Statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect, and the Company shall pay all Registration Expenses in connection therewith. The applicable Demand Holders shall make such election by delivering to the Company a written notice (a “Shelf Offering Notice”) with respect to such offering specifying the number of Shelf Registrable Securities that they desire to sell pursuant to such offering (the “Shelf Offering”). As promptly as practicable, but no later than two (2) Business Days after receipt of a Shelf Offering Notice, the Company shall give written notice of such Shelf Offering Notice to all other holders of Shelf Registrable Securities. The Company, subject to Sections 4.1(e) and 4.7, shall include in such Shelf Offering the Shelf Registrable Securities of any other holder of Shelf Registrable Securities that shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such holder) within five (5) Business Days after the receipt of the Shelf Offering Notice. The Company shall, as expeditiously as possible (and in any event within 20 days after the receipt of a Shelf Offering Notice), but subject to Section 4.1(f), use its reasonable best efforts to facilitate such Shelf Offering. Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Offering Notice and shall not disclose or use the information contained in the Company’s notice regarding the Shelf Offering Notice without the prior written consent of the Company and the Holders delivering such Shelf Offering Notice until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(ii) If a Demand Holder wishes to engage in an underwritten block trade, variable price reoffer or overnight underwritten offering, in each case, off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), then, notwithstanding the time periods set forth in Section 4.1(d)(i) but only following the expiration of the Registration Lockup Period, such holder shall notify the Company not less than two (2) Business Days prior to the day such offering is to commence. The Company shall promptly notify all other Holders of such offering, and such other Holders must elect whether or not to participate by the next Business Day (i.e., one Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by such Demand Holder wishing to engage in the underwritten block trade), and the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such offering (which may close as early as two (2) Business Days after the date it commences); provided, however, that such Demand Holder shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the transaction.

(iii) Subject to Section 4.1(f)(ii), the Company shall, at the request of a Demand Holder whose Shelf Registrable Securities are covered by a Shelf Registration Statement, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosures and language deemed necessary or advisable by such holders to effect such Shelf Offering.

(e) Priority on Demand Registrations and Shelf Offerings. The Company shall not include in any Demand Registration or Shelf Offering any securities which are not Registrable Securities without the prior written consent of the Holders holding at least a majority of the Registrable Securities initially requesting such registration. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such offering prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder; provided, however, notwithstanding anything to the contrary in this ARTICLE IV, if during the Lockup Period ECP has not Transferred any of its shares of Common Stock (excluding Transfers to Permitted Transferees), then, until the earlier of (a) eighteen (18) months following the expiration of the Lockup Period and (b) the time at which ECP Transfers any shares of Common Stock, ECP shall have the right to demand one (1) Demand Registration or Shelf Offering in which the Company shall allocate (i) with respect to the first $200,000,000 in total proceeds raised thereby, at least 33% of such offering to shares of Common Stock held by ECP and Capitol on the basis of the amount of Registrable Securities owned by each of them and (ii) with respect to proceeds raised in excess of $200,000,000, a pro rata portion to ECP and Capitol on the basis of the amount of Registrable Securities owned by each of them as a portion of the total amount of Registrable Securities then issued and outstanding.

(f) Restrictions on Demand Registration and Shelf Offerings.

(i) The Company shall not be obligated to effect any Demand Registration or underwritten Shelf Offering at any time during the Registration Lockup Period or within 60 days after the effective date of a previous Demand Registration or a previous registration in which Registrable Securities were included pursuant to Section 4.2.

(ii) The Company may postpone for up to 90 days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Securities) by providing written notice to the Holders if (A) the Board determines in its reasonable good faith judgment that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other financially material transaction involving the Company, (B) the sale of Registrable Securities pursuant to the registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction or (z) such transaction renders the Company unable to comply with requirements of the SEC, in each case under circumstances that would make it impractical or inadvisable to cause the Shelf Registration Statement (or such filings) to become effective or to promptly amend or supplement the Shelf Registration Statement on a post effective basis, as applicable; provided, however, that, in such event, the Holders initially requesting such Demand Registration shall be entitled to withdraw such request, and if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay or suspend the effectiveness of a Demand Registration or Shelf Offering pursuant to this Section 4.1(f)(ii) only once in any consecutive twelve (12)-month period; provided, however, that, for the avoidance of doubt, the Company may in any event delay or suspend the effectiveness of Demand Registration or Shelf Offering in the case of an event described under Section 4.4(a)(vi) to enable it to comply with its obligations set forth in Section 4.4(a)(vi). If the conditions set forth in clauses (A) through (C) above are satisfied, the Company may extend the Suspension Period for an additional consecutive 60 days with the consent of the Holders holding a majority of the Registrable Securities initially requesting such registration.

(iii) In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (f)(ii) above or pursuant to Section 4.4(a)(xiv) (a “Suspension Event”), the Company shall give a notice to the Holders registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities, and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing; provided that the Company shall not be permitted to deliver more than one Suspension Notice during any consecutive twelve (12) month period or for a period exceeding ninety (90) days. A Holder shall not effect any sales of its Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Each Holder agrees that it shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such Holder in breach of the terms of this Agreement. A Holder may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the holders and to the holders’ counsel, if any, promptly following the conclusion of any Suspension Event.

(iv) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Shelf Registration Statement pursuant to Section 4.1(f)(iii), the Company agrees that it shall extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales with respect to each Suspension Event; provided, however, that such period of time shall not be extended beyond the date that shares of Common Stock covered by such Shelf Registration Statement are no longer Registrable Securities.

(g) Selection of Underwriters. The Demand Holders requesting any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering. If any Shelf Offering is an underwritten offering, the Demand Holders requesting such underwritten offering shall have the right to select the investment banker(s) and manager(s) to administer the offering relating to such Shelf Offering. The Company represents and warrants that no investment bankers are entitled to any rights that would conflict with the rights of the Holders under this Section 4.1(g).

(h) Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company or any Subsidiary to register any Equity Interests of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Holders holding a majority of the Registrable Securities; provided, however, that the Company may grant rights to other Persons to participate in Piggyback Registrations so long as such rights are subordinate to the rights of the Holders with respect to such Piggyback Registrations as set forth in Section 4.2(c).

(i) Revocation of Demand Notice or Shelf Offering Notice. At any time prior to the effective date of the registration statement relating to a Demand Registration or the “pricing” of any offering relating to a Shelf Offering Notice, the Holders that provided such Demand Registration or Shelf Offering Notice may revoke such Demand Registration or Shelf Offering Notice on behalf of all Holders participating in such Demand Registration or Shelf Offering without liability to such Holders, in each case by providing written notice to the Company.

Section 4.2 Piggyback Registrations.

(a) Right to Piggyback. Whenever following the expiration of the Registration Lockup Period the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give written notice at least five (5) Business Days prior to the filing of the registration statement relating to the Piggyback Registration to all Holders of its intention to effect such Piggyback Registration and, subject to the terms of Section 4.2(c) and Section 4.1(e), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within two (2) Business Days after delivery of the Company’s notice.

(b) Piggyback Expenses. The Registration Expenses of the Holders shall be paid by the Company in all Piggyback Registrations, whether or not any such registration became effective.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their sole opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration which, in the sole opinion of the underwriters, can be sold without any such adverse effect.

(d) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the investment banker(s) and manager(s) for the offering shall be selected by the Company.

(e) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it as a primary offering under this Section 4.2 whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4.5.

Section 4.3 Holdback Agreements.

(a) Holders. Each and every Holder shall enter into lock-up agreements with the managing underwriter(s) of an underwritten Public Offering providing that, unless the underwriters managing such underwritten Public Offering otherwise agree in writing, subject to customary exceptions such Holder shall not (i) offer, sell, contract to sell, pledge (excluding bona fide pledges pursuant to margin loans or similar arrangements) or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Equity Interests of the Company (including Equity Interests of the Company that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the SEC) (collectively, “Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i) above, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise (each of (i), (ii) and (iii) above, a “Sale Transaction”), or (iv) publicly disclose the intention to enter into any Sale Transaction, commencing on the earlier of the date on which the Company gives notice to the Holders that a preliminary prospectus has been circulated for such Public Offering or the “pricing” of such offering and continuing to the date that is no longer than 90 days following the date of the final prospectus for such Public Offering (or such shorter period that is required by the managing underwriter(s)) (the “Holdback Period”).

(b) The Company. The Company (i) shall not file any registration statement for a Public Offering or cause any such registration statement to become effective, or effect any public sale or distribution of its Equity Interests during any Holdback Period and (ii) shall use its reasonable best efforts to cause (A) each holder of at least 5% (on a fully-diluted basis) of its shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock, and (B) each of its Directors and executive officers to agree not to effect any Sale Transaction during any Holdback Period, except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the Public Offering otherwise agree in writing.

Section 4.4 Registration Procedures.

(a) Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i) in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided, however, that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders holding a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(ii) notify each Holder of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv) furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.4(a)(v), (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation);

(vi) notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 4.1(f), at the request of any such seller, the Company shall use its reasonable best efforts to prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vii) use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(viii) use reasonable best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(ix) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders holding a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split, combination of shares, recapitalization or reorganization);

(x) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(xi) take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(xiii) permit any Holder which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company to participate in the preparation of such registration or comparable statement and to allow such holder to provide language for insertion therein, in form and substance reasonably satisfactory to the Company, which in the reasonable judgment of such holder and its counsel should be included;

(xiv) in the event of the issuance of any stop order suspending the effectiveness of a registration statement or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Common Stock included in such registration statement for sale in any jurisdiction, use reasonable best efforts promptly to obtain the withdrawal of such order;

(xv) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvi) cooperate with the Holders covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(xvii) cooperate with each Holder covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii) use its reasonable best efforts to make available the executive officers of the Company to participate with the Holders and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities;

(xix) in the case of any underwritten offering, use its reasonable best efforts to obtain one or more comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters;

(xx) in the case of an underwritten offering, use its reasonable best efforts to provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters;

(xxi) if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective and, if WKSI status is lost, to file an amendment to the Automatic Shelf Registration Statement to convert it into a Shelf Registration Statement as promptly as practicable;

(xxii) if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(xxiii) if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its reasonable best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(b) If the Company files any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, and the Holders do not request that their Registrable Securities be included in such Shelf Registration Statement, the Company agrees that, once it is eligible to rely on Rule 430B, at the request of the Holders holding a majority of the Registrable Securities, it shall include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(c) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information required by law to be included in such registration regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

(d) If Platinum, ECP, the Sponsors or any of their respective Affiliates seek to effectuate an in-kind distribution of all or part of their respective Registrable Securities to their respective direct or indirect equityholders, the Company shall, subject to any applicable lock-ups, use reasonable best efforts to facilitate such in-kind distribution in the manner reasonably requested.

Section 4.5 Registration Expenses.

(a) The Company’s Obligation. All expenses incident to the Company’s performance of or compliance with this ARTICLE IV (including, without limitation, all registration, qualification and filing fees, including FINRA filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, transfer agent fees and expenses, travel expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters, including, if necessary, a “qualified independent underwriter” (as such term is defined by FINRA) (excluding underwriting discounts and commissions), and other Persons retained by the Company) (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities pursuant to a Demand Registration, Shelf Offering or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account (provided, however, that such underwriting discounts and commissions applicable to Registrable Securities will be the same per share as those applicable to Registrable Securities held be the Demand Holders included in such Demand Registration, Shelf Offering or Piggyback Registration).

(b) Counsel Fees and Disbursements. In connection with each Demand Registration, each Piggyback Registration and each Shelf Offering that is an underwritten offering, the Company shall reimburse the Holders participating in such registration (i) for the reasonable fees and disbursements of one counsel chosen by the Holders holding a majority of the Registrable Securities included in such registration or participating in such Shelf Offering and (ii) for the reasonable fees and disbursements of each additional counsel retained by any holder for the purpose of rendering a legal opinion on behalf of any such holder in connection with any underwritten Demand Registration, Piggyback Registration or Shelf Offering.

(c) Security Holders. To the extent any expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those expenses allocable to the registration of such holder’s securities so included in proportion to the aggregate selling price of the securities to be so registered.

Section 4.6 Indemnification and Contribution.

(a) By the Company. The Company shall indemnify and hold harmless, to the extent permitted by applicable Law, each Holder, such Holder’s officers, directors employees, agents and representatives, and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations by the Company: (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 4.6(a), collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties.

(b) By each Holder. In connection with any registration statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use in such registration statement; provided, however, that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Claim Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the Holders holding a majority of the Registrable Securities included in the registration if such Holders are indemnified parties, at the expense of the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 4.6(a) or (b) is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 4.6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Release. No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f) Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Section 4.6 shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to Law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 4.7 Underwritten Offerings. No Person may participate in any registration hereunder which is underwritten unless such Person: (a) agrees to sell the same class and type of securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided, however, that no Holder shall be required to sell more than the number of Registrable Securities such Holder has requested to include); (b) completes and executes all questionnaires, indemnities, underwriting agreements and other documents reasonably required of all holders of securities being included in such registration under the terms of such underwriting arrangements; and (c) completes and executes all powers of attorney and custody agreements as reasonably requested by the managing underwriters; provided, however, that no Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto that are materially more burdensome than those provided in Section 4.6 or those provided by the other Holders participating in such underwritten registration. For the avoidance of doubt, each Holder shall execute such customary powers of attorney or custody agreements as are requested by the managing underwriters, appointing as power of attorney or custodian such persons as reasonably requested by the Holders holding the majority of the Registrable Securities. Each Holder shall execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such Holder’s obligations under Section 4.3, Section 4.4 and this Section 4.7 or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4.3 and this Section 4.7, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the Holders, the Company and the underwriters created pursuant to this Section 4.7. In the case of any registration hereunder that is underwritten which is requested by the Demand Holders, the price, underwriting discount and other financial terms of the related underwriting agreement for such securities shall be determined by the Holders holding a majority of the Registrable Securities requesting such underwritten offering, provided, however, that such price, underwriting discount and other financial terms shall be applicable pari passu among all Registrable Securities included in such registration on a pro rata basis.

Section 4.8 Additional Parties; Joinder. Subject to the prior written consent of the Holders holding a majority of the Registrable Securities and except as provided in Section 5.1(b), the Company may permit any Person who acquires shares of Common Stock or rights to acquire shares of Common Stock from the Company after the date hereof to become a party to this Agreement and to succeed to all of the rights and obligations of a “Holder” under this Agreement by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit B (a “Joinder”). Upon the execution and delivery of a Joinder by such Person, the shares of Common Stock acquired by such Person (the “Acquired Common”) shall be Registrable Securities hereunder, such Person shall be a “Holder” under this Agreement with respect to the Acquired Common, and the Company shall add such Person’s name and address to the appropriate schedule hereto and circulate such information to the parties to this Agreement.

Section 4.9 Current Public Information. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any holder or Holders may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities pursuant to Rule 144. Upon request, the Company shall deliver to any Holder a written statement as to whether it has complied with such requirements.

Section 4.10 Subsidiary Public Offering. If, after an initial Public Offering of the Equity Interests of one of its Subsidiaries, the Company distributes securities of such Subsidiary to its equity holders, then the rights and obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such Subsidiary, and the Company shall cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement.

ARTICLE V
MISCELLANEOUS, DEFINITIONS

Section 5.1 Assignment; Benefit of Parties.

(a) Subject to Section 5.1(b) and Section 5.1(c), this Agreement shall not be assignable or otherwise transferable by any Party without the prior written consent of the other Parties, and any purported assignment or other transfer without such consent shall be null and void. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

(b) The rights to cause the Company to register Registrable Securities under ARTICLE IV may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities; provided, however, that any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder and that each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under ARTICLE IV.

(c) So long as ECP and its Affiliates are the beneficial owners of a majority of the NESCO Holder Shares, at the written request of ECP, the NESCO Holder shall assign to ECP (or to an Affiliate of ECP designated in writing by it), without any further consent required from any other Party, all of its rights hereunder and, following such assignment, ECP (or an Affiliate designated in writing by it) shall be deemed to be the “NESCO Holder” for all purposes hereunder; provided, however, that ECP (or its Affiliate designated in writing) assumes in writing responsibility for its portion of the obligations of the NESCO Holder and that, if ECP designates an Affiliate in writing, then such Affiliate shall continue to be an Affiliate of ECP at all times.

Section 5.2 Remedies. The Parties shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, the Parties shall be entitled to specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of Law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

Section 5.3 Notices. Except as otherwise expressly provided herein, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via electronic mail as of the date so transmitted (or, if transmitted after normal business hours, on the next Business Day at the local time of the recipient), (c) the third Business Day following the day sent by reputable national overnight courier (with written confirmation of receipt), or (d) the seventh Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties hereto at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

(a) If to the Company or the Management Holders:

Custom Truck One Source, Inc.
7701 Independence Ave
Kansas City, MO 64125
Attention:	Adam Haubenreich
E-mail:	ahaubenreich@customtruck.com

with a copy (which alone shall not constitute notice) to:

Latham & Watkins LLP
555 11th Street, N.W., Suite 1000
Washington D.C. 20004
Attn:	Paul Sheridan
David Brown
Email:	Paul.Sheridan@lw.com
David.Brown@lw.com

(b) If to the NESCO Holder or ECP:

Energy Capital Partners III, LLC
12680 High Bluff Drive, Suite 400
San Diego, California 92130
Attention:	Rahman D’Argenio
Chris Leininger
Email:	rdargenio@ecpartners.com
cleininger@ecpartners.com

(c) If to Capitol or any other Sponsor:

Capitol Investment Corp. IV
1300 17th Street North, Suite 820
Arlington, Virginia 22209
Attn:	Mark D. Ein, Chairman & CEO, and
Dyson Dryden, President & CFO
E-mail:	mark@capinvestment.com
dyson@capinvestment.com

with a copy (which alone shall not constitute notice) to:

Latham & Watkins LLP
555 11th Street, N.W., Suite 1000
Washington D.C. 20004
Attn:	Paul Sheridan
David Brown
Email:	Paul.Sheridan@lw.com
David.Brown@lw.com

(d) If to Platinum:

Platinum Once Source Holdings, LLC
c/o Platinum Equity Advisors, LLC

1 Greenwich Office Park
North Building, Floor 2
Greenwich, CT 06831
Email:	LSamson@platinumequity.com
Attn:	Louis Samson

and

c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attn:	John Holland
Jonathan Suk
Email:	jholland@platinumequity.com
jsuk@platinumequity.com

Section 5.4 Adjustments. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.

Section 5.5 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

Section 5.6 Further Assurances. In order to effectuate the provisions of this Agreement, each Stockholder hereby agrees to take, in its capacity as a stockholder of the Company, all actions reasonably necessary to give effect to the provisions of this Agreement (such actions, “Necessary Action”), including, without limitation, (a) when any action or vote is required to be taken by such Stockholder pursuant to this Agreement, using its commercially reasonable efforts to call, or cause the appropriate officers and Directors of the Company to call, one or more meetings of the Company’s stockholders, to take such action or vote, (b) to attend all meetings of the Company’s stockholders in person or by proxy for purposes of obtaining a quorum that are called for the election of Directors of the Company or for the purpose of taking any action required by this Agreement, (c) to vote or cause to be voted all Equity Interests over which such Stockholder has voting power at meetings of the Company’s stockholders or in actions of the Company’s stockholders by written consent so as to effectuate the provisions of this Agreement and, (d) in the case of a Stockholder that has nominated a Director pursuant to Section 1.1, to use its reasonable best efforts to cause the Board to adopt, either at a meeting of the Board or by unanimous written consent of the Board, all the resolutions necessary to effectuate the provisions of this Agreement, including causing members of the Board to be removed in accordance with the provisions of this Agreement.

Section 5.7 Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the Party who executed the same, but all of such counterparts shall constitute the same agreement.

Section 5.8 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 5.9 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 5.9. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.10 Indemnification.

(a) The Company agrees to indemnify and hold harmless each of Platinum, ECP, Capitol and their respective directors, officers, partners, members, direct and indirect owners, managers, Affiliates and controlling persons (each, an “Stockholder Indemnitee”) from and against any and all liability, including, without limitation, all obligations, costs, fines, claims, actions, injuries, demands, suits, judgments, proceedings, investigations, arbitrations (including stockholder claims, actions, injuries, demands, suits, judgments, proceedings, investigations or arbitrations) and reasonable expenses, including reasonable accountant’s and reasonable attorney’s fees and expenses (together the “Losses”), incurred by such Stockholder Indemnitee before or after the Effective Time to the extent arising out of, resulting from, or relating to (i) such Stockholder Indemnitee’s purchase and/or ownership of any Equity Interests or (ii) any litigation to which any Stockholder Indemnitee is made a party in its capacity as a stockholder or owner of securities (or as a director, officer, partner, member, manager, Affiliate or controlling person of any of Platinum, ECP or Capitol, as the case may be) of the Company; provided, however, that the foregoing indemnification rights in this Section 5.10(a) shall not be available to the extent that (i) any such Losses are incurred as a result of such Stockholder Indemnitee’s willful misconduct or gross negligence; (ii) any such Losses are incurred as a result of non-compliance by such Stockholder Indemnitee with any laws or regulations applicable to any of them; or (iii) subject to the rights of contribution provided for below, to the extent indemnification for any Losses would violate any applicable Law or public policy. For purposes of this Section 5.10(a), none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Stockholder Indemnitee as to any previously advanced indemnity payments made by the Company under this Section 5.10(a), then such payments shall be promptly repaid by such Stockholder Indemnitee to the Company. The rights of any Stockholder Indemnitee to indemnification hereunder will be in addition to any other rights any such party may have under any other agreement or instrument to which such Stockholder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. In the event of any payment of indemnification pursuant to this Section 5.10(a), to the extent that any Stockholder Indemnitee is indemnified for Losses, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of the Stockholder Indemnitee to which such payment is made against all other Persons. Such Stockholder Indemnitee shall execute all papers reasonably required to evidence such rights. The Company will be entitled at its election to participate in the defense of any third party claim upon which indemnification is due pursuant to this Section 5.10(a) or to assume the defense thereof, with counsel reasonably satisfactory to such Stockholder Indemnitee unless, in the reasonable judgment of the Stockholder Indemnitee, a conflict of interest between the Company and such Stockholder Indemnitee may exist, in which case such Stockholder Indemnitee shall have the right to assume its own defense and the Company shall be liable for all reasonable expenses therefor. Except as set forth above, should the Company assume such defense all further defense costs of the Stockholder Indemnitee in respect of such third party claim shall be for the sole account of such party and not subject to indemnification hereunder. The Company will not without the prior written consent of the Stockholder Indemnitee (which consent shall not be unreasonably withheld) effect any settlement of any threatened or pending third party claim in which such Stockholder Indemnitee is or could have been a party and be entitled to indemnification hereunder unless such settlement solely involves the payment of money and includes an unconditional release of such Stockholder Indemnitee from all liability and claims that are the subject matter of such claim. If the indemnification provided for above is unavailable in respect of any Losses, then the Company, in lieu of indemnifying a Stockholder Indemnitee, shall, if and to the extent permitted by Law, contribute to the amount paid or payable by such Stockholder Indemnitee in such proportion as is appropriate to reflect the relative fault of the Company and such Stockholder Indemnitee in connection with the actions which resulted in such Losses, as well as any other equitable considerations.

(b) The Company agrees to pay or reimburse each Stockholder for all reasonable, out-of-pocket costs and expenses of such Stockholder (including reasonable attorneys’ fees, charges, disbursement and expenses) incurred in connection with the enforcement or exercise by such Stockholder of any right granted to it or provided for hereunder.

Section 5.11 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby.

Section 5.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement or the applicable rules and regulations of the Approved Stock Exchange, the remaining provisions of this Agreement shall be reformed, construed and enforced to the fullest extent permitted by Law or the applicable rules and regulations of the Approved Stock Exchange and to the extent necessary to give effect to the intent of the Parties, and the Parties shall take all actions reasonably necessary to cause such reformation, construction or enforcement.

Section 5.13 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Parties unless such modification is approved in writing by the Parties. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 5.14 Effectiveness; Termination. This Agreement shall go into effect automatically and without any action of any Party upon the effectiveness of the Charter with the Secretary of State of the State of Delaware. Prior to such time, this Agreement shall not be in effect and the A&R Stockholders’ Agreement shall remain in effect in accordance with its terms. This Agreement shall expire and terminate automatically at such time as none of Platinum, ECP or Capitol has the right to nominate a nominee pursuant to Section 1.1(b); provided, however, this Agreement shall expire and terminate automatically with respect to each of Platinum, ECP or Capitol, as applicable, at such time as such Party no longer Beneficially Owns any shares of Common Stock; provided, further, however, that Section 1.1(h), Section 1.1(j), Section 2.1, Section 2.2, Section 4.6 and ARTICLE V shall survive the termination of this Agreement (whether in whole or with respect to any particular Party).

Section 5.15 Enforcement. Each of the Parties covenant and agree that the disinterested Directors have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

Section 5.16 Definitions.

“Action” means any action, claim, demand, litigation, suit, counter suit, civil charge, criminal proceeding, complaint, dispute, examination, injunction, hearing, investigation, inquiry, audit, settlement, mediation, arbitration or other legal or administrative proceeding of any sort by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. “Affiliates” with respect to Platinum, ECP and Capitol, respectively, shall not include the Company or its Subsidiaries.

“Annual Meeting” means any meeting of the stockholders of the Company held for the purpose of electing the Directors of the Company.

“Approved Stock Exchange” means the Nasdaq, the New York Stock Exchange or any other national securities exchange on which any of the Common Stock of the Company is listed.

“Beneficially Own” (including its correlative meanings, “Beneficial Owner” and “Beneficial Ownership”) has the meaning ascribed to it in Section 13(d) of the Exchange Act; provided, however, that a Person shall not be deemed to have Beneficial Ownership of an Equity Interest (including Common Stock) unless it has the pecuniary interest in such Equity Interest.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by Law to close.

“Capitol” means Capitol Acquisition Management IV LLC, a Delaware limited liability company, and Capitol Acquisition Founder IV LLC, a Delaware limited liability company.

“Capitol Director” means the individual elected to the Board that has been nominated by Capitol pursuant to this Agreement.

“Chairperson” means the chairperson of the Board.

“Change in Control” means the occurrence of the following event: any one Person (other than Platinum and its Affiliates), or more than one Person that are Affiliates or that are acting as a group (excluding Platinum and its Affiliates), acquiring ownership of Equity Interests of the Company which, together with the Equity Interests held by such Person, such Person and its Affiliates or such group, constitutes more than 50% of the total voting power or economic rights of the Equity Interests of the Company; provided, however, that to the extent such Person(s) acquire(s) ownership of more than 50% of the total voting power or economic rights of the Equity Interests of the Company through one or more transactions, the “price per share” paid or payable to the stockholders of the Company for purposes of Section 2.1(d) and Section 2.2(c) shall be the last price per share paid by such Person(s) in connection with all such transactions.

“Change in Control Consideration” means the amount per share to be received by a holder of shares of Common Stock in connection with a Change in Control, with any non-cash consideration valued as determined by the value ascribed to such consideration by the parties to such transaction.

“Charter” means the Third Amended and Restated Certificate of Incorporation of the Company, dated as of the date thereof, as amended or modified from time to time.

“Common Stock Price” means, on any date after the Effective Time, the closing sale price per share of Common Stock reported as of 4:00 p.m., New York, New York time on such date by Bloomberg, or if not available on Bloomberg, as reported by Morningstar.

“Director” means a member of the Board until such individual’s death, disability, disqualification, resignation or removal.

“ECP Director” means the individual elected to the Board that has been nominated by ECP pursuant to this Agreement.

“ECP Registrable Securities” means the Registrable Securities held by ECP and any Affiliate of ECP to whom ECP transfers or assigns its rights hereunder in accordance with Section 5.1(b).

“Effective Time” means the date that this Agreement goes into effect pursuant to Section 5.14.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations, or other equivalents, including membership interests (however designated, whether voting or nonvoting or certificated or noncertificated), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, including all securities convertible or exchangeable for such equity and all options, warrants and other rights to purchase or otherwise acquire such equity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Holder” means a Stockholder that holds Registrable Securities.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Maximum Target NESCO Holder Earnout Shares” means, with respect to NESCO Holder, 1,651,798 shares of NESCO Holder Earnout Shares.

“Maximum Target Sponsor Earnout Shares” means, with respect to each Sponsor, the shares of Common Stock noted as Maximum Target Sponsor Earnout Shares set forth next to such Sponsor’s name on Exhibit A.

“Merger Effective Time” means July 31, 2019.

“Minimum Target NESCO Holder Earnout Shares” means, with respect to NESCO Holder, 900,000 shares of NESCO Holder Earnout Shares.

“Minimum Target Sponsor Earnout Shares” means, with respect to each Sponsor, the shares of Common Stock noted as Minimum Target Sponsor Earnout Shares set forth next to such Sponsor’s name on Exhibit A.

“NESCO Holder Earnout Shares” means the Earnout Shares issued pursuant to Section 2.06(g) of the Merger Agreement.

“NESCO Holder Shares” means any shares of Common Stock held by the NESCO Holder.

“Non-Fully Diluted Basis” means all shares of Common Stock issued and outstanding, excluding the Sponsor Earnout Shares to the extent such Sponsor Earnout Shares remain subject to forfeiture pursuant to Section 2.1.

“Other Holders” means any Person that has become bound by the provisions of Article IV by executing a Joinder.

“Permitted Transferee” means, with respect to any Person, (i) the direct or indirect partners, members, equity holders or other Affiliates of such Person, or (ii) any of such Person’s related investment funds or vehicles controlled or managed by such Person or Affiliate of such Person.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Platinum Director” means an individual elected to the Board that has been nominated by Platinum pursuant to this Agreement or otherwise in accordance with the Bylaws.

“Platinum Director Nomination Threshold” means that Platinum, together with its Affiliates, Beneficially Owns a number of shares of Common Stock that is equal to or greater than 50% of the total number of shares of Common Stock issued and outstanding (on a Non-Fully Diluted Basis).

“Platinum Ownership Threshold” means that Platinum, together with its Affiliates, Beneficially Owns a number of shares of Common Stock that is (a) equal to or greater than 30% of the total number of shares of Common Stock issued and outstanding and (b) greater than the number of shares of Common Stock owned by any other Person or group of Affiliated Persons (in each of cases (a) and (b) of this sentence, on a Non-Fully Diluted Basis).

“Platinum Registrable Securities” means the Registrable Securities held by a Platinum, its Affiliates and any Person to whom it transfers or assigns its rights hereunder in accordance with Section 5.1(b).

“Public Offering” means any sale or distribution by the Company and/or Holders to the public of shares of Common Stock pursuant to an offering registered under the Securities Act.

“Registrable Securities” means (a) any shares of Common Stock held by a Demand Holder or any Other Holder (including, for the avoidance of doubt, any Earnout Shares (as defined in the Merger Agreement) and Sponsor Earnout Shares), in each case, upon the issuance thereof or lapse of transfer restrictions applicable thereto, (b) any Warrants issued to or held by ECP, any Sponsor or any Other Holder or any shares of Common Stock issued or issuable upon exercise thereof, and (c) any Equity Interests of the Company or any Subsidiary of the Company issued or issuable with respect to the securities referred to in clause (a) or (b) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (i) sold or distributed pursuant to a Public Offering, (ii) sold in compliance with Rule 144 or (iii) repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person shall be deemed to be a Holder and the Registrable Securities shall be deemed to be in existence, in each case, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a Holder hereunder. Notwithstanding anything to the contrary in this Agreement, the Sponsor Earnout Shares shall not be deemed Registrable Securities unless and until the restrictions set forth in this Agreement shall have ceased to apply in accordance with the terms thereof.

“Rule 144,” “Rule 158,” “Rule 405,” “Rule 415” and “Rule 430B” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same shall be amended from time to time, or any successor rule then in force.

“SEC” means the United States Securities and Exchange Commission.

“Second Target NESCO Holder Earnout Shares” means, with respect to NESCO Holder, 900,000 shares of NESCO Holder Earnout Shares.

“Second Target Sponsor Earnout Shares” means, with respect to each Sponsor, the shares of Common Stock noted as Second Target Sponsor Earnout Shares set forth next to such Sponsor’s name on Exhibit A.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Sponsor Earnout Shares” means, collectively, the Minimum Target Sponsor Earnout Shares, the Second Target Sponsor Earnout Shares and the Maximum Target Sponsor Earnout Shares.

“Sponsor Registrable Securities” means the Registrable Securities held by a Sponsor, its Affiliates and any Person to whom it transfers or assigns its rights hereunder in accordance with Section 5.1(b).

“Sponsors” means each of: Capitol, Richard C. Donaldson, Brooke B. Coburn, Lawrence Calcano, Preston Parnell and Winston Lin.

“Stockholder” means any holder of Common Stock that is or becomes a party to this Agreement from time to time in accordance with the provisions hereof.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind of which such Person (either alone or through or together with one or more of its other Subsidiaries), owns, directly or indirectly, more than 50% of the Equity Interests the holders of which are (a) generally entitled to vote for the election of the board of directors or other governing body of such legal entity or (b) generally entitled to share in the profits or capital of such legal entity.

“Transfer” means any (a) sale, transfer, assignment, hypothecation, pledge, encumbrance or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of Law) of Common Stock, (b) hedge, swap, forward contract or other similar transaction that is designed to or which would reasonably be expected to lead to or result in a sale or disposition of Beneficial Ownership of, or pecuniary interest in, Common Stock or (c) sale of, or trade in, derivative securities representing the right to vote or economic benefits of Common Stock. “Transferable” and “Transferee” shall each have a correlative meaning.

“Vote” with respect to any Director, shall mean the vote of such Director when voting for or against the passing of any resolutions of the Board or any committee thereof and in respect of any determination of quorum present with respect to any matter.

“Voting Securities” shall mean, at any time of determination, shares of any class of Equity Interests of the Company that are then entitled to vote generally in the election of Directors.

“Warrants” means the Company’s warrants, each exercisable for one share of Common Stock.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Other defined terms:

A&R Stockholders’ Agreement	Recitals
Acquired Common	4.8
Agreement	Preamble
Automatic Shelf Registration Statement	4.1(a)
Closing Date	Preamble
Common Stock	Recitals
Company	Preamble
CTOS	Recitals
Demand Holders	4.1(a)
Demand Registrations	4.1(a)
Drag Shares	3.3(a)
ECP	Preamble
Election Support Efforts	Section 1.1(c)
End of Suspension Notice	4.1(f)(iii)
Holdback Period	4.3(a)
Indemnified Parties	4.6(a)
Joinder	4.8
Lockup Period	3.1(a)
Long-Form Registrations	4.1(a)
Losses	5.10(a)
Management Holder	Preamble
Management Holders	Preamble
Maximum Target	2.1(c)
Merger Agreement	Recitals
Minimum Target	2.1(c)
Necessary Action	5.6
NESCO Holder	Preamble
Nominee	1.1(b)
Operating Council	1.3
Participating Stockholder	3.1(b)
Parties	Preamble
Party	Preamble
Piggyback Registration	4.2(a)
Platinum	Preamble
Prior Agreements	Recitals
Qualifying Stockholder	3.1(a)
Registration Expenses	4.5(a)
Registration Lockup Period	4.1(a)
Required Sale	3.3(a)
Required Sale Notice	3.3(a)
Sale Proposal	3.3(a)
Sale Transaction	4.3(a)
Second Target	2.1(c)
Securities	4.3(a)
Shelf Offering	4.1(d)
Shelf Offering Notice	4.1(d)
Shelf Registrable Securities	4.1(d)
Shelf Registration	4.1(a)
Shelf Registration Statement	4.1(d)
Short-Form Registrations	4.1(a)
Sponsors	Preamble
Stockholder Indemnitee	5.10(a)
Suspension Event	4.1(f)(iii)
Suspension Notice	4.1(f)(iii)
Suspension Period	4.1(f)(ii)
Trigger Notice	3.1(b)
Trigger Price	3.1(a)
Trigger Transfer	3.1(b)

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Time.

Company:

CUSTOM TRUCK ONE SOURCE, INC.

By:	/s/ Adam Haubenreich
Name:	Adam Haubenreich
Title:	Executive Vice President, General Counsel

NESCO Holder:

NESCO HOLDINGS, LP

By:	NESCO Holdings GP, LLC
Its:	General Partner

By:	/s/ Rahman D’Argenio
Name:	Rahman D’Argenio
Title:	President

ECP:

ENERGY CAPITAL PARTNERS III, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

By:	/s/ Rahman D’Argenio
Name:	Rahman D’Argenio
Title:	Managing Member

ENERGY CAPITAL PARTNERS III-A, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

By:	/s/ Rahman D’Argenio
Name:	Rahman D’Argenio
Title:	Managing Member

ENERGY CAPITAL PARTNERS III-B, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

By:	/s/ Rahman D’Argenio
Name:	Rahman D’Argenio
Title:	Managing Member

ENERGY CAPITAL PARTNERS III-C, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

By:	/s/ Rahman D’Argenio
Name:	Rahman D’Argenio
Title:	Managing Member

ENERGY CAPITAL PARTNERS III-D, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

By:	/s/ Rahman D’Argenio
Name:	Rahman D’Argenio
Title:	Managing Member

ENERGY CAPITAL PARTNERS III (NESCO CO-INVEST), LP

By:	Energy Capital Partners GP III Co-Investment (NESCO), LLC
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	Managing Member

By:	/s/ Rahman D’Argenio
Name:	Rahman D’Argenio
Title:	Managing Member

Capitol:

CAPITOL ACQUISITION MANAGEMENT IV LLC

By:	/s/ Mark Ein
Name:	Mark Ein
Title:	CEO

CAPITOL ACQUISITION FOUNDER IV LLC

By:	/s/ Dyson Dryden
Name:	Dyson Dryden
Title:	CFO

Platinum:

PE ONE SOURCE HOLDINGS, LLC

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Manager

Management Holders:

FREDERICK M. ROSS, JR. HOLDING COMPANY, LLC

/s/ Frederick M. Ross, Jr.
Name:	Frederick M. Ross, Jr.
Title:	Manager

EXHIBIT A

Sponsor	Minimum Target Sponsor Earnout Shares	Second Target Sponsor Earnout Shares	Maximum Target Sponsor Earnout Shares
Capitol Acquisition Management IV LLC c/o Mark D. Ein Capitol Investment Corp. IV 1300 17th Street North, Suite 820 Arlington, Virginia, 22209	916,405	916,405	227,924

Capitol Acquisition Founder IV LLC c/o L. Dyson Dryden Capitol Investment Corp. IV 1300 17th Street North, Suite 820 Arlington, Virginia, 22209	458,202	458,202	113,963

Richard C. Donaldson Capitol Investment Corp. IV 1300 17th Street North, Suite 820 Arlington, Virginia, 22209	6,957	6,957	1,730

Brooke B. Coburn Capitol Investment Corp. IV 1300 17th Street North, Suite 820 Arlington, Virginia, 22209	6,957	6,957	1,730

Lawrence Calcano Capitol Investment Corp. IV 1300 17th Street North, Suite 820 Arlington, Virginia, 22209	6,957	6,957	1,730

Preston Parnell Capitol Investment Corp. IV 1300 17th Street North, Suite 820 Arlington, Virginia, 22209	3,826	3,826	952

Winston Lin Capitol Investment Corp. IV 1300 17th Street North, Suite 820 Arlington, Virginia, 22209	696	696	173
Total	1,400,000	1,400,000	348,202

EXHIBIT B

REGISTRATION RIGHTS JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Second Amended and Restated Stockholders’ Agreement dated as of April 14, 2023 (as the same may hereafter be amended, the “Stockholders’ Agreement”), among Custom Truck One Source, Inc., a Delaware corporation (the “Company”), and the other person named as parties therein.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of Article IV of the Stockholders’ Agreement and all other provisions thereof necessary to give effect to such Article IV as a Holder in the same manner as if the undersigned were an original signatory to the Stockholders’ Agreement, and the undersigned’s [number] shares of Common Stock shall be included as Registrable Securities under the Stockholders’ Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ____day of___________, ______________.

Signature of Stockholder

Print Name of Stockholder

Address:

Agreed and Accepted as of

CUSTOM TRUCK ONE SOURCE, INC.

By:
Its:

2

Schedule 1 – Management Holders

●	Frederick M. Ross, Jr. Holding Company, LLC